                                                                    Exhibit 99.1

                     AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND AMONG

                                 PROXIM, INC.,

                             ALK ACQUISITION CORP.

                                      AND

                                 NETOPIA, INC.



                         Dated as of January 23, 2001

                                TABLE OF CONTENTS


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                                                                                                                 Page
                                                                                                                 ----
ARTICLE I THE MERGER...........................................................................................   2

     1.1      The Merger.......................................................................................   2
     1.2      Effective Time; Closing..........................................................................   2
     1.3      Effect of the Merger.............................................................................   2
     1.4      Certificate of Incorporation; Bylaws.............................................................   3
     1.5      Directors and Officers...........................................................................   3
     1.6      Effect on Capital Stock..........................................................................   3
     1.7      Surrender of Certificates; Payment of Cash and Stock Consideration...............................   4
     1.8      No Further Ownership Rights in Company Common Stock..............................................   6
     1.9      Lost, Stolen or Destroyed Certificates...........................................................   6
     1.10     Tax and Accounting Consequences..................................................................   6
     1.11     Taking of Necessary Action; Further Action.......................................................   7

ARTICLE II REPRESENTATIONS AND WARRANTIES OF COMPANY...........................................................   7

     2.1      Organization and Qualification; Subsidiaries.....................................................   7
     2.2      Certificate of Incorporation and Bylaws..........................................................   8
     2.3      Capitalization...................................................................................   8
     2.4      Authority Relative to this Agreement.............................................................   9
     2.5      No Conflict; Required Filings and Consents.......................................................  10
     2.6      Compliance; Permits..............................................................................  11
     2.7      SEC Filings; Financial Statements................................................................  11
     2.8      No Undisclosed Liabilities.......................................................................  12
     2.9      Absence of Certain Changes or Events.............................................................  12
     2.10     Absence of Litigation............................................................................  13
     2.11     Employee Benefit Plans...........................................................................  13
     2.12     Labor Matters....................................................................................  15
     2.13     Registration Statement; Joint Proxy Statement/Prospectus.........................................  16
     2.14     Restrictions on Business Activities..............................................................  16
     2.15     Property.........................................................................................  16
     2.16     Taxes............................................................................................  17
     2.17     Environmental Matters............................................................................  19
     2.18     Brokers..........................................................................................  19
     2.19     Intellectual Property............................................................................  20
     2.20     Agreements, Contracts and Commitments............................................................  23
     2.21     Insurance........................................................................................  25
     2.22     Opinion of Financial Advisor.....................................................................  25
     2.23     Board Approval...................................................................................  25
     2.24     Vote Required....................................................................................  25
     2.25     State Takeover Statutes..........................................................................  26

                              TABLE OF CONTENTS
                                  (continued)

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ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB............................................  26

     3.1      Organization and Qualification; Subsidiaries.....................................................  26
     3.2      Certificate of Incorporation and Bylaws..........................................................  26
     3.3      Capitalization...................................................................................  27
     3.4      Parent Common Stock..............................................................................  27
     3.5      Authority Relative to this Agreement.............................................................  27
     3.6      No Conflict; Required Filings and Consents.......................................................  28
     3.7      SEC Filings; Financial Statements................................................................  28
     3.8      No Undisclosed Liabilities.......................................................................  29
     3.9      Absence of Certain Changes or Events.............................................................  29
     3.10     Absence of Litigation............................................................................  30
     3.11     Registration Statement; Joint Proxy Statement/Prospectus.........................................  30
     3.12     Operations of Merger Sub.........................................................................  30
     3.13     Brokers..........................................................................................  30
     3.14     Opinion of Financial Advisor.....................................................................  30
     3.15     Board Approval...................................................................................  31
     3.16     Vote Required....................................................................................  31

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME.................................................................  31

     4.1      Conduct of Business by Company...................................................................  31
     4.2      Conduct of Business by Parent....................................................................  34

ARTICLE V ADDITIONAL AGREEMENTS................................................................................  35

     5.1      Joint Proxy Statement/Prospectus; Registration Statement.........................................  35
     5.2      Stockholder Meetings.............................................................................  36
     5.3      Confidentiality; Access to Information...........................................................  36
     5.4      No Solicitation..................................................................................  37
     5.5      Public Disclosure................................................................................  38
     5.6      Reasonable Efforts; Notification.................................................................  39
     5.7      Third Party Consents.............................................................................  40
     5.8      Stock Options; 401(k) Plan; Employee Benefit Matters.............................................  40
     5.9      Form S-8.........................................................................................  41
     5.10     Indemnification..................................................................................  41
     5.11     Nasdaq Listing...................................................................................  42
     5.12     Affiliates.......................................................................................  42
     5.13     Regulatory Filings; Reasonable Efforts...........................................................  43
     5.14     Parent Board of Directors........................................................................  43
     5.15     Obligations of Merger Sub........................................................................  43

ARTICLE VI CONDITIONS TO THE MERGER............................................................................  43

     6.1      Conditions to Obligations of Each Party to Effect the Merger.....................................  43


                                     -ii-
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                              TABLE OF CONTENTS
                                  (continued)

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     6.2      Additional Conditions to Obligations of Company..................................................  44
     6.3      Additional Conditions to the Obligations of Parent and Merger Sub................................  45

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER..................................................................  46

     7.1      Termination......................................................................................  46
     7.2      Notice of Termination; Effect of Termination.....................................................  47
     7.3      Fees and Expenses................................................................................  47
     7.4      Amendment........................................................................................  48
     7.5      Extension; Waiver................................................................................  48

ARTICLE VIII GENERAL PROVISIONS................................................................................  49

     8.1      Survival of Representations and Warranties.......................................................  49
     8.2      Notices..........................................................................................  49
     8.3      Interpretation; Definitions......................................................................  50
     8.4      Counterparts.....................................................................................  51
     8.5      Entire Agreement; Third Party Beneficiaries......................................................  51
     8.6      Severability.....................................................................................  51
     8.7      Other Remedies; Specific Performance.............................................................  51
     8.8      Governing Law....................................................................................  52
     8.9      Rules of Construction............................................................................  52
     8.10     Assignment.......................................................................................  52

                                INDEX OF EXHIBITS
                                -----------------

         Exhibit A-1 Form of Company Voting Agreement

         Exhibit A-2 Form of Parent Voting Agreement

         Exhibit B   Form of Stock Option Agreement

         Exhibit C   Officers Signing Employment and Non-Competition Agreements

         Exhibit D   Form of Affiliate Agreement

                      AGREEMENT AND PLAN OF REORGANIZATION

          This AGREEMENT AND PLAN OF REORGANIZATION is made and entered into as of January 23, 2001, by and among Proxim, Inc., a Delaware corporation ("Parent"), ALK Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and Netopia, Inc., a Delaware corporation ("Company").

                                    Recitals
                                    --------

     A. Upon the terms and subject to the conditions of this Agreement (as defined in Section 1.2 below) and in accordance with the Delaware General Corporation Law ("Delaware Law"), Parent and Company intend to enter into a business combination transaction.

     B. The Board of Directors of Company has unanimously (except for director David King who has recused himself from substantive discussions and votes taken by the Board of Directors of Company with respect to the transactions contemplated by this Agreement) (i) approved and declared advisable this Agreement and has approved the Merger (as defined in Section 1.1) and the other transactions contemplated hereby, (ii) determined that the Merger is consistent with and in furtherance of the long-term business strategy of Company and fair to, and in the best interests of, Company and its stockholders and (iii) determined to recommended that the stockholders of Company adopt and approve this Agreement and approve the Merger.

     C. The Board of Directors of Parent (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and is fair to, and in the best interests of, Parent and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement, and (iii) has determined to recommend that the stockholders of Parent approve the issuance of shares of Parent Common Stock (as defined below) pursuant to the Merger (the "Share Issuance").

     D. Concurrently with the execution of this Agreement, (i) as a condition and inducement to Parent's willingness to enter into this Agreement, certain affiliates of Company are entering into Voting Agreements in the form attached hereto as Exhibit A-1 (the "Company Voting Agreements") and (ii) as a condition
          -----------
and inducement to Company's willingness to enter into this Agreement, certain affiliates of Parent are entering into Voting Agreements in the form attached hereto as Exhibit A-2 (the "Parent Voting Agreements").
          -----------

     E. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, Company is entering into a Stock Option Agreement in favor of Parent in the form attached hereto as Exhibit B (the "Option Agreement").
          ---------

     F. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, each of the officers of Company listed on Exhibit C is entering into an Employment and Noncompetition Agreement
          ---------
with Parent and Company (the "Employment Agreements").

     G. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For accounting purposes, the parties intend that the Merger be treated as a purchase.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1  The Merger. At the Effective Time (as defined in Section 1.2) and
          ----------
subject to and upon the terms and conditions of this Agreement and the applicable provisions of Delaware Law, Merger Sub shall be merged with and into Company (the "Merger"), the separate corporate existence of Merger Sub shall cease, and Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

     1.2  Effective Time; Closing. Subject to the provisions of this Agreement,
          -----------------------
the parties hereto shall cause the Merger to be consummated by filing a certificate of merger, and such other articles, certificates or other appropriate filing documents with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (collectively, the "Certificate of Merger") (the time of such filing (or such later time as may be agreed in writing by Company and Parent and specified in the Certificate of Merger) being the "Effective Time") as soon as practicable on or after the Closing Date (as herein defined). Unless the context otherwise requires, the term "Agreement" as used herein refers collectively to this Agreement and Plan of Reorganization and the Certificate of Merger. The closing of the Merger (the "Closing") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date").

     1.3  Effect of the Merger. At the Effective Time, the effect of the Merger
          --------------------
shall be as provided in this Agreement and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers, and franchises of Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities, and duties of the Surviving Corporation.

     1.4  Certificate of Incorporation; Bylaws.
          ------------------------------------

          (a) At the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall, subject to Section 5.10(a) of this Agreement, be amended and restated to be identical to the Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time until thereafter amended as provided by law; provided, however, that at the Effective Time the
                            --------  -------
Certificate of Incorporation of the Surviving Corporation shall be amended and restated so that the name of the Surviving Corporation shall be Netopia, Inc.

          (b)  The  Bylaws of the Surviving Corporation shall, subject to
Section 5.10(a) of this Agreement, be amended and restated to be identical to those in effect for Merger Sub immediately prior to the Effective Time until thereafter amended.

     1.5  Directors and Officers. The initial directors of the Surviving
          ----------------------
Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of Merger Sub immediately prior to the Effective Time, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly appointed.

     1.6  Effect on Capital Stock. Subject to the terms and conditions of this
          -----------------------
Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Company or the holders of any of the following securities, the following shall occur:

          (a)  Conversion of Company Common Stock. Each share of Common Stock,
               ----------------------------------
$0.001 par value per share, of Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time, other than any shares of Company Common Stock ("Shares") to be cancelled pursuant to Section 1.6(b), will be cancelled and extinguished and automatically converted (subject to Sections 1.6(e) and (f)) into the right to receive that number of shares of Common Stock, $0.001 par value per share, of Parent (the "Parent Common Stock") equal to 0.3 (the "Exchange Ratio"), upon surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 1.7 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1.9). If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

          (b)  Cancellation of Company-Owned and Parent-Owned Stock. Each share
               ----------------------------------------------------
of Company Common Stock held by Company or owned by Merger Sub, Parent or any direct or indirect wholly-owned subsidiary of Company or of Parent immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof.

          (c)  Stock Options. At the Effective Time, all options to purchase
               -------------
Company Common Stock and stock appreciation rights then outstanding under each of Company's 1987 Stock Option Plan, 1996 Stock Option Plan and 2000 Incentive Plan (collectively, the "Company Option Plans"), whether vested or unvested and whether exercisable or unexercisable, with an exercise price per share (as of immediately prior to the Effective Time) of less than $14.87, and the Company Option Plans shall be assumed by Parent in accordance with Section 5.8 hereof.

          (d)  Capital Stock of Merger Sub. Each share of Common Stock, $0.001
               ---------------------------
par value per share, of Merger Sub (the "Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of Common Stock, $0.001 par value per share, of the Surviving Corporation. Each certificate evidencing ownership of shares of Merger Sub Common Stock shall evidence ownership of such shares of capital stock of the Surviving Corporation.

          (e)  Adjustments to Exchange Ratio. The Exchange Ratio shall be
               -----------------------------
adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), reorganization, recapitalization, reclassification or other like change with respect to Parent Common Stock or Company Common Stock occurring on or after the date hereof and prior to the Effective Time.

          (f)  Fractional Shares. No fraction of a share of Parent Common Stock
               -----------------
will be issued by virtue of the Merger, but in lieu thereof, each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such holder) shall, upon surrender of such holder's Certificates(s) (as defined in Section 1.7(c)), receive from Parent an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction and (ii) the average closing price of Parent Common Stock for the five trading days immediately preceding the last full trading day prior to the Effective Time, as reported on the Nasdaq National Market System ("Nasdaq").

     1.7  Surrender of Certificates; Payment of Cash and Stock Consideration.
          ------------------------------------------------------------------

          (a)  Exchange Agent. Parent shall select a bank or trust company
               --------------
reasonably acceptable to Company to act as the exchange agent (the "Exchange Agent") in the Merger.

          (b)  Parent to Provide Common Stock and Cash Consideration. When and
               -----------------------------------------------------
as needed, Parent shall make available to the Exchange Agent, for exchange in accordance with this Article I, (i) the shares of Parent Common Stock issuable pursuant to Section 1.6 in exchange for outstanding shares of Company Common Stock, and (ii) cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 1.6(f) and any dividends or distributions to which holders of shares of Company Common Stock may be entitled pursuant to Section 1.7(d).

          (c)  Exchange Procedures. As soon as practicable after the Effective
               -------------------
Time, and in any event not later than ten (10) business days, Parent shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "Certificates"), which immediately prior to the Effective Time represented outstanding Shares whose Shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.6, cash in lieu of any fractional shares pursuant to Section 1.6(f), and any dividends or other distributions pursuant to Section 1.7(d), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall contain such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock, cash in lieu of any fractional shares pursuant to
Section 1.6(f) and any dividends or other distributions pursuant to Section 1.7(d). Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole shares of Parent Common Stock into which their shares of Company Common Stock were converted at the Effective Time, payment in lieu of fractional shares which such holders have the right to receive pursuant to Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.7(d), and the Certificates so surrendered shall forthwith be cancelled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, subject to Section 1.7(d) as to the payment of dividends, to evidence only the ownership of the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.7(d).

          (d)  Distributions With Respect to Unexchanged Shares. No dividends or
               ------------------------------------------------
other distributions declared or made after the date of this Agreement with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificate(s) with respect to the shares of Parent Common Stock represented thereby until the holders of record of such Certificate(s) shall surrender such Certificate(s). Subject to applicable law, following surrender of any such Certificate(s), the Exchange Agent shall deliver to the record holders thereof, without interest, a certificate(s) representing whole shares of Parent Common Stock issued in exchange therefor along with payment in lieu of fractional shares pursuant to Section 1.6(f) hereof and the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of Parent Common Stock.

          (e)  Transfers of Ownership. If any certificate representing shares of
               ----------------------
Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates representing shares of Parent Common Stock in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

          (f)  Required Withholding. Each of the Exchange Agent, Parent, and the
               --------------------
Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law or under any other applicable legal requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

          (g)  No Liability. Notwithstanding anything to the contrary in this
               ------------
Section 1.7, neither of the Exchange Agent, Parent, the Surviving Corporation, or any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat, or similar law.

     1.8  No Further Ownership Rights in Company Common Stock. All shares of
          ---------------------------------------------------
Parent Common Stock issued in accordance with the terms hereof (together with any cash paid in respect thereof pursuant to Sections 1.6(f) and 1.7(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article I.

     1.9  Lost, Stolen or Destroyed Certificates. In the event that any
          --------------------------------------
Certificate shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the shares of Parent Common Stock into which the shares of Company Common Stock represented by such Certificates were converted pursuant to Section 1.6, cash for fractional shares, if any, as may be required pursuant to Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.7(d); provided, however, that Parent may, in its discretion and as a condition precedent to the issuance of such certificates representing shares of Parent Common Stock and other distributions, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation, or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     1.10 Tax and Accounting Consequences.
          -------------------------------

          (a) It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

          (b) It is intended by the parties hereto that the Merger shall be treated as a purchase for accounting purposes.

     1.11 Taking of Necessary Action; Further Action. If, at any time after the
          ------------------------------------------
Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title, and possession to all assets, property, rights, privileges, powers and franchises of Company and Merger Sub, the officers and directors of Company and Merger Sub are fully authorized in the manner of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                  ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF COMPANY

     As of the date hereof and as of the Closing Date, Company represents and warrants to Parent and Merger Sub, subject to such exceptions as are specifically disclosed in writing in the disclosure letter and schedules thereto (each such exception referencing the specific section number of this Article II to which it applies and each other section number of this Article II to the extent such applicability is reasonably apparent on the face of such exception), dated as of the date hereof (the "Company Schedule"), as follows:

     2.1  Organization and Qualification; Subsidiaries.
          --------------------------------------------

          (a) Each of Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of Company and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals has not had, and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect (as defined in Section 8.3(b)(ii)), on Company. Each of Company and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that have not had, and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company.

          (b) Company has no subsidiaries except for the corporations identified in Section 2.1(b) of the Company Schedule. Neither Company nor any of its subsidiaries has agreed nor is obligated to make nor be bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect (a "Contract") under which it may become obligated to make, any future investment in or capital contribution to any other entity. Neither Company nor any of its subsidiaries directly or indirectly owns any equity or similar interest in or any interest convertible, exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business, association or entity.

     2.2  Certificate of Incorporation and Bylaws. Company has previously
          ---------------------------------------
furnished to Parent a complete and correct copy of its Certificate of Incorporation and Bylaws as amended to date (together, the "Company Charter Documents"). Such Company Charter Documents and equivalent organizational documents of each of its subsidiaries are in full force and effect. Company is not in violation of any of the provisions of the Company Charter Documents, and no subsidiary of Company is in violation of its equivalent organizational documents.

     2.3  Capitalization.
          --------------

          (a) The authorized capital stock of Company consists of 25,000,000 shares of Company Common Stock, $0.001 par value, and 5,000,000 shares of Preferred Stock, $0.001 par value ("Company Preferred Stock"). At the close of business on January 22, 2001, (i) 17,735,858 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable; (ii) no shares of Company Common Stock were held in treasury by Company or by subsidiaries of Company; (iii) 5,055,731 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock under the Company Option Plans; (iv) 960,849 shares of Company Common Stock were available for future grant under the Company Option Plans; (v) 138,580 shares of Company Common Stock were available for future issuance under the Company ESPP; (vi) 3,545,398 shares of Company Common Stock were reserved for issuance upon exercise of the Option Agreement; and
(vii) 5,000 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding warrants to purchase Company Common Stock (the "Company Warrants"). As of the date hereof, no shares of Company Preferred Stock were issued or outstanding. Section 2.3(a) of the Company Schedule sets forth the following information with respect to each Company Stock Option (as defined in Section 5.8) outstanding as of the close of business on January 22, 2001: (i) the name and address of the optionee; (ii) the particular plan pursuant to which such Company Stock Option was granted; (iii) the number of shares of Company Common Stock subject to such Company Stock Option; (iv) the exercise price of such Company Stock Option; (v) the date on which such Company Stock Option was granted; (vi) the applicable vesting schedule; and (vii) the date on which such Company Stock Option expires. Section 2.3(a) of the Company Schedule also sets forth each outstanding Company Warrant as of the close of business on January 22, 2001, the name of the holder of such Company Warrant and the exercise price therefor. Company has made available to Parent accurate and complete copies of all stock option plans pursuant to which the Company has granted such Company Stock Options that are currently outstanding and the form of all stock option agreements evidencing such Company Stock Options. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 2.3(a) of the Company Schedule, there are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any Company Stock Option as a result of the Merger. All outstanding shares of Company Common Stock, all outstanding Company Stock Options, and all outstanding shares of capital stock of each subsidiary of the Company have been issued and granted in compliance in all material respects with (i) all applicable securities laws and other applicable Legal Requirements (as defined below) and (ii) all requirements set forth in applicable Contracts. For the purposes of this Agreement, "Legal Requirements" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issues, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined below) and (ii) all requirements set forth in applicable contracts, agreements, and instruments.

          (b) Except for securities Company owns free and clear of all liens, pledges, hypothecations, charges, mortgages, security interests, encumbrances, claims, infringements, interferences, options, right of first refusals, preemptive rights, community property interests or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset) directly or indirectly through one or more subsidiaries, and except for shares of capital stock or other similar ownership interests of subsidiaries of the Company that are owned by certain nominee equity holders as required by the applicable law of the jurisdiction of organization of such subsidiaries (which shares or other interests do not materially affect the Company's control of such subsidiaries), as of the date of this Agreement, there are no equity securities, partnership interests or similar ownership interests of any class of equity security of any subsidiary of the Company, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Section 2.3(a) and except for the Option Agreement, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Company or any of its subsidiaries is a party or by which it is bound obligating Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. As of the date of this Agreement, except as contemplated by this Agreement, there are no registration rights and there is, except for the Company Voting Agreements, no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which the Company or any of its subsidiaries is a party or by which they are bound with respect to any equity security of any class of the Company or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries. Stockholders of Company will not be entitled to dissenters' rights under applicable state law in connection with the Merger.

     2.4  Authority Relative to this Agreement. Company has all necessary
          ------------------------------------
corporate power and authority to execute and deliver this Agreement and the Option Agreement and subject to obtaining the approval of the stockholders of Company of the Merger and the transactions contemplated hereby and thereby, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Option Agreement by Company and the consummation by Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Company, and no other corporate proceedings on the part of Company are necessary to authorize this Agreement and the Option Agreement or to consummate the transactions so contemplated (other than, with respect to the Merger, the approval and adoption of this Agreement by Company's stockholders in accordance with Delaware Law and the Company Charter Documents and the filing and recordation of the Certificate of Merger as required by Delaware Law). This Agreement and the Option Agreement each has been duly and validly executed and delivered by Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitute legal and binding obligations of Company, enforceable against Company in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).


     2.5  No Conflict; Required Filings and Consents.
          ------------------------------------------

          (a) The execution and delivery of this Agreement and the Option Agreement by Company do not, and the performance of this Agreement and the Option Agreement by Company will not, (i) conflict with or violate the Company Charter Documents or the equivalent organizational documents of any of Company's subsidiaries; (ii) subject to obtaining the approval of Company's stockholders of the Merger and compliance with the requirements set forth in Section 2.5(b) below, to the knowledge of Company, conflict with, or result in any violation of, any law, rule, regulation, order, judgment or decree applicable to Company or any of its subsidiaries or by which either Company or any of its subsidiaries or any of their respective properties is bound or affected; or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a material lien or encumbrance on any of the properties or assets of Company or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Company or any of its subsidiaries is a party or by which Company or any of its subsidiaries or its or any of their respective properties are bound or affected.

          (b) The execution and delivery of this Agreement and the Option Agreement by Company do not, and the performance of this Agreement by Company will not, require any consent, waiver, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a "Governmental Entity"), except (A) for applicable requirements, if any, of the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), state securities laws ("Blue Sky Laws"), the pre-merger notification requirements (the "HSR Approval") of the Hart-Scott-Rodino Antitrust

Improvements Act of 1976, as amended (together with the rules and regulations promulgated thereunder, the "HSR Act"), the rules and regulations of Nasdaq, state takeover laws and the filing and recordation of the Certificate of Merger as required by Delaware Law and (B) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected to have a Material Adverse Effect on Company or a material adverse effect on the ability of Company to perform its obligations under this Agreement, or prevent consummation of the Merger or otherwise prevent the parties hereto from performing their obligations under this Agreement.


     2.6  Compliance; Permits.
          -------------------

          (a) Neither Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Company or any of its subsidiaries is a party or by which Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any conflicts, defaults or violations that (individually or in the aggregate) would not be material to the business of Company as currently conducted. No investigation or review by any governmental or regulatory body or authority is pending or, to the knowledge of Company, threatened against Company or its subsidiaries, nor has any governmental or regulatory body or authority indicated to Company or any of its subsidiaries an intention to conduct the same, other than, in each such case, those the outcome of which would not, individually or in the aggregate, reasonably be expected to have the effect of prohibiting or materially impairing any current business practice of the Company or any of its subsidiaries, any acquisition of material property by the Company or any of its subsidiaries or the conduct of business by the Company or any of its subsidiaries.


          (b) Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to operation of the business of Company and its subsidiaries taken as a whole (collectively, the "Company Permits"). Company and its subsidiaries are in compliance in all material respects with the terms of the Company Permits.


     2.7  SEC Filings; Financial Statements.
          ---------------------------------

          (a) Company has made available to Parent a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Company with the Securities and Exchange Commission ("SEC") since December 31, 1999 (the "Company SEC Reports"), which are all the forms, reports and documents required to be filed by Company with the SEC since December 31, 1999. The Company SEC Reports (A) complied in all material respects as of their respective dates with the requirements of the Securities Act or the Exchange Act, as the case may be, and (B) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Company's subsidiaries is required to file any reports or other documents with the SEC.

          (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q of the Exchange Act) and each fairly presents the consolidated financial position of Company and its subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments that were not or are not expected to be material in amount.

          (c) Company has previously furnished to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Company with the SEC pursuant to the Securities Act or the Exchange Act.

     2.8  No Undisclosed Liabilities. Neither Company nor any of its
          --------------------------
subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Company and its subsidiaries taken as a whole, except (i) liabilities provided for in Company's balance sheet as of September 30, 2000 and (ii) liabilities incurred since September 30, 2000 in the ordinary and usual course of business, consistent with past practice, none of which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company.

     2.9  Absence of Certain Changes or Events. Since September 30, 2000, there
          ------------------------------------
has not been: (i) any Material Adverse Effect on Company; (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock, or property) in respect of, any of Company's or any of its subsidiaries' capital stock, or any purchase, redemption or other acquisition by Company of any of Company's capital stock or any other securities of Company or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements; (iii) any split, combination or reclassification of any of Company's or any of its subsidiaries' capital stock; (iv) any granting by Company or any of its subsidiaries of any increase in compensation or fringe benefits, except for normal increases of cash compensation to non-officer employees in the ordinary and usual course of business consistent with past practice, or any payment by Company or any of its subsidiaries of any bonus, except for bonuses made to non-officer employees in the ordinary course of business consistent with past practice, or any granting by Company or any of its subsidiaries of any increase in severance or termination pay or any entry by Company or any of its subsidiaries into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Company of the nature contemplated hereby; (v) entry by Company or any of its subsidiaries into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property (as defined in Section 2.19) other than licenses in the ordinary and usual course of business, consistent with past practice, or any amendment or consent with respect to any licensing agreement filed or required to be filed by Company with the SEC; (vi) any material change by Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP; or
(vii) any revaluation by Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of the Company other than in the ordinary and usual course of business, consistent with past practice.

     2.10 Absence of Litigation. There are no claims, actions, suits or
          ---------------------
proceedings pending or, to the knowledge of Company, threatened (or, to the knowledge of Company, any governmental or regulatory investigation pending or threatened) against Company or any of its subsidiaries or any properties or rights of Company or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, except for any claims, actions, suits or proceedings which seek damages of less than $50,000, do not seek injunctive relief and do not challenge or seek to delay the transactions contemplated by this Agreement.

     2.11 Employee Benefit Plans.
          ----------------------

          (a) All employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document and including, without limitation, all "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) covering any active, former employee, director or consultant of Company, any subsidiary of Company or any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with Company within the meaning of Section 414 of the Code (an "Affiliate"), or with respect to which Company has or may in the future have liability, are listed in Section 2.11(a) of the Company Schedule (the "Plans"). Company has provided to Parent: (i) correct and complete copies of all documents embodying each Plan including (without limitation) all amendments thereto, all related trust documents, and all material written agreements and contracts relating to each such Plan; (ii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Plan; (iii) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Plan; (iv) all Internal Revenue Service ("IRS") or United States Department of Labor ("DOL") determination, opinion, notification and advisory letters; (v) all material correspondence to or from any governmental agency relating to any Plan; (vi) all COBRA (as defined below) forms and related notices; (vii) all discrimination tests for each Plan for the most recent three (3) plan years; (viii) the most recent annual actuarial valuations, if any, prepared for each Plan; (ix) if the Plan is funded, the most recent annual and periodic accounting of Plan assets; (x) all material written agreements and contracts relating to each Plan, including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; (xi) all material communications to employees or former employees regarding in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability under any Plan or proposed Plan; (xii) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Plan; and (xiii) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with any Plan.

          (b) Each Plan has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations (foreign or domestic), including but not limited to ERISA and the Code, which are applicable to such Plans. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought, or to the knowledge of Company, is threatened, against or with respect to any such Plan. There are no audits, inquiries or proceedings pending or, to the knowledge of Company, threatened by the IRS or DOL with respect to any Plan. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Plans have been timely made or accrued. Any Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code (i) has either obtained a favorable determination notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination and (ii) incorporates or has been amended to incorporate all provisions required to comply with the Tax Reform Act of 1986 and subsequent legislation. Company does not have any plan or commitment to establish any new Plan, to modify any Plan (except to the extent required by law or to conform any such Plan to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any new Plan. Each Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, Company or any of its Affiliates (other than ordinary administration expenses).

          (c) Neither Company, any of its subsidiaries, nor any of their Affiliates has at any time ever maintained, established, sponsored, participated in, or contributed to any plan subject to Title IV of ERISA or Section 412 of the Code and at no time has Company or any of its subsidiaries contributed to or been requested to contribute to any "multiemployer plan," as such term is defined in ERISA or to any plan described in Section 413(c) of the Code. Neither Company, any of its subsidiaries, nor any officer or director of Company or any of its subsidiaries is subject to any liability or penalty under Sections 4975 through 4980B of the Code or Title I of ERISA. There are no audits, inquiries or proceedings pending or, to the knowledge of Company, threatened by the IRS or DOL with respect to any Plan. No "prohibited transaction," within the meaning of
Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Plan.

          (d) Neither Company, any of its subsidiaries, nor any of their Affiliates has, prior to the Effective Time and in any material respect, violated any of the health continuation requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), the requirements of the Family Medical Leave Act of 1993, as amended, the requirements of the Women's Health and Cancer Rights Act, as amended, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, as amended, or any similar provisions of state law applicable to employees of the Company or any of its subsidiaries. None of the Plans promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable law, and neither Company nor any of its subsidiaries has represented, promised or contracted (whether in oral or written form) to provide such retiree benefits to any employee, former employee, director, consultant or other person, except to the extent required by statute.

          (e) Neither Company nor any of its subsidiaries is bound by or subject to (and none of its respective assets or properties is bound by or subject to) any arrangement with any labor union. No employee of Company or any of its subsidiaries is represented by any labor union or covered by any collective bargaining agreement and, to the knowledge of Company, no campaign to establish such representation is in progress. There is no pending or, to the knowledge of Company, threatened labor dispute involving Company or any of its subsidiaries and any group of its employees nor has Company or any of its subsidiaries experienced any labor interruptions over the past three (3) years, and Company and its subsidiaries consider their relationships with their employees to be good. The Company and its subsidiaries are in compliance in all material respects with all applicable material foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours.

          (f) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any shareholder, director or employee of Company or any of its subsidiaries under any Plan or otherwise, (ii) increase any benefits otherwise payable under any Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits. Without limiting the foregoing, no payment or benefit which will or may be made by the Company with respect to any person as a result of the transactions contemplated by this Agreement will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code.

     2.12 Labor Matters. (i) There are no controversies pending or, to the
          -------------
knowledge of each of Company and its respective subsidiaries, threatened, between Company or any of its subsidiaries and any of their respective employees; (ii) as of the date of this Agreement, neither Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Company or its subsidiaries nor does Company or its subsidiaries have knowledge of any activities or proceedings of any labor union to organize any such employees; and (iii) as of the date of this Agreement, neither Company nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of Company or any of its subsidiaries. Company and its subsidiaries are in compliance in all material respects with all applicable material foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours.

     2.13 Registration Statement; Joint Proxy Statement/Prospectus. None of the
          --------------------------------------------------------
information supplied or to be supplied by Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of the Parent Common Stock in or as a result of the Merger (the "S-4") will, at the time the S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (ii) the joint proxy statement/prospectus to be filed with the SEC by Company and Parent pursuant to Section 5.1 hereof (the "Joint Proxy Statement/Prospectus") will, at the dates mailed to the stockholders of Company, at the times of the stockholders meeting of Company (the "Company Stockholders' Meeting") in connection with the transactions contemplated hereby at the dates mailed to the stockholders of Parent, at the times of the stockholders' meeting of Parent (the "Parent Stockholders' Meeting") in connection with the Share Issuance and as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained in any of the foregoing documents.

     2.14 Restrictions on Business Activities. There is no agreement,
          -----------------------------------
commitment, judgment, injunction, order or decree binding upon Company or its subsidiaries or to which the Company or any of its subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice material to Company or any of its subsidiaries, any acquisition of property by Company or any of its subsidiaries or the conduct of business by Company or any of its subsidiaries as currently conducted.

     2.15 Property. Neither Company nor any of its subsidiaries owns any
          --------
material real property. Section 2.15(a) of the Company Schedule is a complete and accurate list of all real property leases to which Company or any of its subsidiaries is a party and each amendment thereto. Each premises subject to a lease is hereinafter referred to as a "Leased Property." Company has provided or made available to Parent true, complete and correct copies of each such lease; no term or condition of any such lease has been modified, amended or waived except as shown in such copies; each such lease constitutes the entire agreement of the landlord and the tenant thereunder; and there are no other agreements or arrangements whatsoever relating to Company's use or occupancy of any of the premises described in such leases. Company has not transferred, mortgaged or assigned any interest in any such lease, nor has Company subleased or otherwise granted rights of use or occupancy of any of the premises described therein to any other person or entity. Company and each of its subsidiaries have good and valid title to all of their material properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable, except as reflected in the financial statements contained in the Company SEC Reports and except for such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby; and all leases pursuant to which Company or any of its subsidiaries lease from others material real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or any event which with notice or lapse of time, or both, would constitute a material default and in respect of which Company or subsidiary has not taken adequate steps to prevent such default from occurring). All the plants, structures and equipment of Company and its subsidiaries, except such as may be under construction, are in good operating condition and repair, in all material respects. There is no pending or, to Company's knowledge, threatened condemnation or similar proceeding affecting any Leased Property or any portion thereof, and Company has no knowledge that any such action is currently contemplated.

     2.16 Taxes.
          -----

          (a) For the purposes of this Agreement, "Tax" or "Taxes" refers to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

          (b) Company and each of its subsidiaries have timely filed, or will timely file, all federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to Taxes required to be filed by Company and each of its subsidiaries prior to the Effective Time with any Tax authority, except such Returns which are not material to Company. Such returns are, or will be when filed, true and correct in all material respects and have been or will be completed in accordance with applicable Law, and Company and each of its subsidiaries have paid or will pay all Taxes shown to be due on such Returns.

               (i) Company and each of its subsidiaries as of the Effective Time will have withheld with respect to its employees all federal and state income taxes, Taxes pursuant to the Federal Insurance Contribution Act, Taxes pursuant to the Federal Unemployment Tax Act and other Taxes required to be withheld.

               (ii) Neither Company nor any of its subsidiaries has been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Company or any of its subsidiaries, nor has Company or any of its subsidiaries executed any unexpired waiver or extension of any statute of limitations on or extending the period for the assessment or collection of any Tax, nor has any such waiver or extension been requested from the Company or any of its subsidiaries other than an extension resulting from the filing of a Tax Return after its due date in the ordinary course of business.

               (iii) No audit or other examination of any Return of Company or any of its subsidiaries by any Tax authority is presently in progress, nor has Company or any of its subsidiaries been notified of any request for such an audit or other examination.

               (iv) No adjustment relating to any Returns filed by Company or any of its subsidiaries has been proposed in writing formally or informally by any Tax authority to Company or any of its subsidiaries or any representative thereof.

               (v) Neither Company nor any of its subsidiaries has any liability for any material unpaid Taxes which has not been accrued for or reserved on Company balance sheet dated September 30, 2000 in accordance with GAAP, whether asserted or unasserted, contingent or otherwise, which is material to Company, other than any liability for unpaid Taxes that may have accrued since September 30, 2000 in connection with the operation of the business of Company and its subsidiaries in the ordinary course.

               (vi) There is no contract, agreement, plan or arrangement to which Company or any of its subsidiaries is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee or any director of the Company or any of its subsidiaries that, individually or collectively, would reasonably be expected to give rise to the payment of any amount that would not be deductible by reason of Sections 280G, 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which the Company or any of its subsidiaries is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

               (vii) Neither Company nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company or any of its subsidiaries.

               (viii) Except as between Company and its current subsidiaries, neither Company nor any of its subsidiaries is, or has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract (such agreements and Contracts, "Tax Indemnity Agreements"), including any obligation arising by reason of Treasury Regulations
Section 1.1502-6, and neither Company nor any of its subsidiaries has or, by reason of the consummation of the transactions contemplated under this Agreement, will have any liability or obligation under any Tax Indemnity Agreement.

               (ix) No claim or action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other governmental body or any arbitrator or arbitration panel is pending or, to the Company's knowledge, has been threatened against or with respect to the Company or any of its subsidiaries in respect of any material Tax.

               (x) Neither the Company nor any of its subsidiaries has been or will be required to include any material adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 of the Code or any comparable provision under any Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

               (xi) Neither the Company nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (as such terms are defined in Section 355(a) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement, or (y) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

     2.17 Environmental Matters. Company (i) has obtained all applicable
          ---------------------
permits, licenses and other authorizations that are required under Environmental Laws the absence of which would have a Material Adverse Effect on Company; (ii) is in compliance in all material respects with all material terms and conditions of such required permits, licenses and authorizations, and also is in compliance in all material respects with all other material limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; and (iii) as of the date hereof, has no knowledge of and has not received notice of any event, condition, circumstance, activity, practice, incident, action or plan that is reasonably likely to interfere with or prevent continued compliance or that would give rise to any common law or statutory liability, or otherwise form the basis of any Environmental Claim with respect to Company or any person or entity whose liability for any Environmental Claim Company has retained or assumed either contractually or by operation of law. No Hazardous Materials are present in, on or under any properties owned, leased or used at any time (including both land and improvements thereon) by Company, so as to give rise to any liability or corrective or remedial obligation under any Environmental Laws. For the purposes of this Section 2.17, "Environmental Claim" means any notice, claim, act, cause of action or investigation by any person alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (i) the presence, or release into the environment, of any Hazardous Materials or (ii) any violation, or alleged violation, of any Environmental Laws. For the purposes of this Section 2.17, "Environmental Laws" means all Federal, state, local and foreign laws and regulations relating to pollution of the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or the protection of human health and worker safety, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. "Hazardous Materials" means chemicals, pollutants, contaminants, wastes, toxic substances, radioactive and biological materials, asbestos-containing materials, hazardous substances, petroleum and petroleum products or any fraction thereof, excluding, however, Hazardous Materials contained in products typically used for office and janitorial purposes properly and safely maintained in accordance with Environmental Laws.

     2.18 Brokers. Except for fees payable to Robertson Stephens Inc. pursuant
          -------
to an engagement letter dated September 7, 1999, a copy of which has been provided to Parent, Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby

         2.19 Intellectual Property. For the purposes of this Agreement, the
              ---------------------
following terms have the following definitions:

         "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof ("Patents"); (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing;
         (iii) all copyrights, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world; (iv) all semiconductor and semiconductor circuit designs; (v) all rights to all mask works and reticles, mask work registrations and applications therefor; (vi) all industrial designs and any registrations and applications therefor throughout the world; (vii) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world; (viii) all databases and data collections and all rights therein throughout the world; (ix) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded, all Web addresses, sites and domain names;
         (x) any similar, corresponding or equivalent rights to any of the foregoing; and (xi) all documentation related to any of the foregoing.

         "Company Intellectual Property" shall mean any Intellectual Property that is owned by or exclusively licensed to the Company or any of its subsidiaries, including the Company Registered Intellectual Property (as defined below). Without in any way limiting the generality of the foregoing, Company Intellectual Property includes all Intellectual Property owned or exclusively licensed by the Company related to the Company's products, including without limitation all rights in any design code, documentation, and tooling for packaging of semiconductors in connection with all current products and products in design and development.

         "Registered Intellectual Property" shall mean all United States, international and foreign: (i) patents, patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; (iv) any mask work registrations and applications to register mask works; and (v) any other Company Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority.

         "Company Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of, the Company or any of its subsidiaries.

              (a) Section 2.19(a) of the Company Schedule is a complete and accurate list of all Company Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of Company Registered Intellectual Property has been issued or registered and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property.

          (b) No Company Intellectual Property or software products owned by, or service offerings of, the Company or any of its subsidiaries ("Company Products") are subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation materially restricting the use, transfer, or licensing thereof by Company or any of its subsidiaries, or which may materially adversely affect the validity, use or enforceability of such Company Intellectual Property or Company Product.

          (c) Each material item of Company Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Company Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registered Intellectual Property.

          (d) Company owns and has good and exclusive title to, each material item of Company Intellectual Property purported to be owned by Company free and clear of any lien or encumbrance (excluding non-exclusive licenses and related restrictions granted in the ordinary course). Without limiting the foregoing:
(i) Company is the exclusive owner of all trademarks and trade names purported to be owned by Company used in connection with the operation or conduct of the business of Company and its subsidiaries, including the sale, distribution or provision of any services or Company Products by Company or its subsidiaries;
(ii) with respect to all trademarks and trade names not covered by the preceding
(i), Company has all rights and licenses necessary to use such trademarks and trade names in connection with the operation or conduct of the business of Company and its subsidiaries, including the sale, distribution or provision of any services of Company Products by Company or its subsidiaries; (iii) Company owns exclusively, and has good title to, all Copyrighted works that are Company Products or which Company or any of its subsidiaries otherwise purports to own; and (iv) to Company's knowledge, to the extent that any Patents would be infringed by any Company Products, Company is the exclusive owner of such Patents.

          (e) To the extent that any material technology, software or Intellectual Property has been developed or created independently or jointly by a third party for Company or any of its subsidiaries or is incorporated into any of the Company Products, Company has a written or electronic agreement with such third party with respect thereto and Company thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment or license, to the fullest extent it is legally possible to do so.

          (f) The Company Intellectual Property and other Intellectual Property licensed or exploited by Company constitutes all the technology, software and Intellectual Property Rights used in and/or necessary to the conduct of the business of the Company as it currently is conducted and, to the knowledge of Company, as it is currently planned or contemplated to be conducted by the Company, including, without limitation, the design, development, manufacture, use, import and sale of Company Products, except for items that may reasonably be expected to be available for licensing on reasonable terms from third parties.

          (g) No person who has licensed any technology, software or Intellectual Property Rights to the Company has ownership rights or license rights granted by Company to improvements made by the Company in such Technology or Intellectual Property Rights.

          (h) Neither Company nor any of its subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was Company Intellectual Property, to any third party, or permitted Company's rights in such Company Intellectual Property to lapse or enter the public domain.

          (i) Section 2.19(i) of the Company Schedule lists all material contracts, licenses and agreements to which Company or any of its subsidiaries is a party: (i) with respect to Company Intellectual Property licensed or transferred to any third party (other than end-user licenses or related support and maintenance agreements in the ordinary course); or (ii) pursuant to which a third party has licensed or transferred any material Intellectual Property to Company (other than with respect to standard, generally commercially available "off the shelf" products).

          (j) All contracts, licenses and agreements material to the business of the Company as currently conducted and relating to either (i) Company Intellectual Property or (ii) Intellectual Property of a third party licensed to Company or any of its subsidiaries, are in full force and effect (other than those which have expired by their terms). The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension of such contracts, licenses and agreements. Each of Company and its subsidiaries is in material compliance with, and has not materially breached any material term of any such contracts, licenses and agreements and, to the knowledge of Company, all other parties to such contracts, licenses and agreements are in compliance with, and have not materially breached any term of, such contracts, licenses and agreements. Following the Closing Date, the Surviving Corporation will be permitted to exercise all of Company's rights under such contracts, licenses and agreements to the same extent Company and its subsidiaries would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which Company would otherwise be required to pay. Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Parent or Surviving Corporation by operation of law or otherwise of any contracts or agreements to which the Company is a party, will result in (i) either Parent's or the Surviving Corporation's granting to any third party any right to or with respect to any material Intellectual Property right owned by, or licensed to, either of them (other than the rights granted in any contracts or agreements so assigned), (ii) either the Parent's or the Surviving Corporation's being bound by, or subject to, any non-compete or other material restriction on the operation or scope of their respective businesses or
(iii) either the Parent's or the Surviving Corporation being obligated to pay any royalties or other material amounts to any third party in excess of those payable by Parent or Surviving Corporation, respectively, prior to Closing (other than any royalties or other material amounts which Company would have otherwise been required to pay had the transactions contemplated by this Agreement not occurred). The foregoing sentence shall only apply with respect to contracts of Company.

          (k) The operation of the business of the Company and its subsidiaries as such business currently is conducted or is contemplated to be conducted by the Company or any of its subsidiaries, including without limitation (i) Company's and its subsidiaries' design, development, manufacture, distribution, reproduction, marketing or sale of the products or services of Company and its subsidiaries (including Company Products) and (ii) the Company's use of any product, device or process, has not, does not, and will not when conducted by Parent and/or Surviving Corporation in substantially the same manner following the Closing, infringe or misappropriate, to the knowledge of Company with respect to patents, trademarks, service marks and trade names only, the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction.

          (l) Neither Company nor any of its subsidiaries has received notice from any third party that the operation of the business of Company or any of its subsidiaries or any act, product or service of Company or any of its subsidiaries, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

          (m) To the knowledge of Company, there are no material contracts, licenses or agreements between the Company and any other person with respect to Company Intellectual Property under which there is any material dispute regarding the scope of such agreement, or performance under such agreement, including with respect to any payments to be made or received by the Company thereunder.

          (n) To the knowledge of Company, no person has or is infringing or misappropriating any Company Intellectual Property.

          (o) Company and each of its subsidiaries has taken reasonable steps to protect Company's and its subsidiaries' rights in Company's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to Company or any of its subsidiaries under an obligation of confidentiality, and, without limiting the foregoing, each of Company and its subsidiaries has and enforces a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement substantially in the form provided to Parent and all current and former employees, contractors and consultants of Company and any of its subsidiaries have executed such an agreement.

     2.20 Agreements, Contracts and Commitments. Neither Company nor any of its
          -------------------------------------
subsidiaries is a party to or is bound by:

          (a) any employment or consulting agreement, contract or commitment with any officer or director or higher level employee or member of Company's Board of Directors, other than those that are terminable by Company or any of its subsidiaries on no more than thirty (30) days' notice without liability or financial obligation to the Company;

          (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

          (c) any agreement of indemnification or any guaranty other than any agreement of indemnification entered into in connection with the sale or license or purchase of products or services in the ordinary course of business;

          (d) any agreement, contract or commitment containing any covenant limiting in any material respect the right of Company or any of its subsidiaries to engage in any line of business or to compete with any person or granting any exclusive distribution rights;

          (e) any agreement, contract or commitment currently in force relating to the disposition or acquisition by Company or any of its subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which Company or any of its subsidiaries has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than Company's subsidiaries;

          (f) any dealer, distributor, joint marketing or development agreement currently in force under which Company or any of its subsidiaries have continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of ninety (90) days or less, or any material agreement pursuant to which Company or any of its subsidiaries have continuing material obligations to jointly develop any intellectual property that will not be owned, in whole or in part, by Company or any of its subsidiaries and which may not be canceled without penalty upon notice of ninety (90) days or less;

          (g) any agreement, contract or commitment currently in force to provide source code to any third party for any product or technology that is material to Company and its subsidiaries taken as a whole;

          (h) any material agreement, contract or commitment, other than standard end-user license agreements and related maintenance and support agreements entered into in the ordinary course of business, currently in force to license any third party to manufacture or reproduce any Company product, service or technology or any material agreement, contract or commitment currently in force to sell or distribute any Company products, service or technology except agreements with distributors or sales representative in the normal course of business cancelable without penalty upon notice of ninety (90) days or less and substantially in the form previously provided to Parent;

          (i) any mortgages, leases, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

          (j) any settlement agreement entered into within five (5) years prior to the date of this Agreement; or

          (k) any other agreement, contract or commitment that has a value of $250,000 or more individually.

     Neither Company nor any of its subsidiaries, nor to Company's knowledge any other party to a Company Contract (as defined below), is in breach, violation or default under, and neither Company nor any of its subsidiaries has received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which Company or any of its subsidiaries is a party or by which it is bound that are required to be disclosed in the Company Schedule (any such agreement, contract or commitment, a "Company Contract") in such a manner as would permit any other party to cancel or terminate any such Company Contract, or would reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect on Company.

     2.21 Insurance. Company has provided or made available to Parent true,
          ---------
correct and complete copies of all insurance policies and fidelity bonds to which each of Company and its subsidiaries are a party or a beneficiary or named insured, which are of the type and in amounts the Company believes are appropriate for its business. There is no claim by Company or any of its subsidiaries pending under any of the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of Company and its subsidiaries as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

     2.22 Opinion of Financial Advisor. Company has been advised in writing by
          ----------------------------
its financial advisor, Robertson Stephens Inc., that in its opinion, as of the date of this Agreement, the Exchange Ratio is fair to the stockholders of Company from a financial point of view.

     2.23 Board Approval. The Board of Directors of Company has, as of the date
          --------------
of this Agreement, unanimously (except for director David King who has recused himself from substantive discussions and votes taken by the Board of Directors of Company with respect to the transactions contemplated by this Agreement) (i) approved and declared advisable this Agreement and has approved the Merger and the other transactions contemplated hereby, (ii) determined that the Merger is consistent with and in furtherance of the long-term business strategy of Company and fair to, and in the best interests of, Company and its stockholders and
(iii) determined to recommended that the stockholders of Company adopt and approve this Agreement and approve the Merger.

     2.24 Vote Required. The affirmative vote of a majority of the votes that
          -------------
holders of the outstanding shares of Company Common Stock are entitled to vote with respect to the Merger is the only vote of the holders of any class or series of Company's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

     2.25 State Takeover Statutes. The Board of Directors of the Company has
          -----------------------
approved the Merger, the Merger Agreement, the Company Voting Agreements, the Option Agreement and the transactions contemplated hereby and thereby, and such approval is sufficient to render inapplicable to the Merger, the Merger Agreement, the Company Voting Agreements, the Option Agreement and the transactions contemplated hereby and thereby the provisions of Section 203 of the Delaware Law to the extent, if any, such section is applicable to the Merger, the Merger Agreement, the Company Voting Agreements, the Option Agreement and the transactions contemplated hereby and thereby. No other state takeover statute or similar statute or regulation applies to or purports to apply to the Merger, the Merger Agreement, the Company Voting Agreements, the Option Agreement or the transactions contemplated hereby and thereby.

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub jointly and severally represent and warrant to Company, subject to such exceptions as are specifically disclosed in writing in the disclosure letter and schedules thereto (each such exception referencing the specific section number of this Article III to which it applies and each other section number of this Article III to the extent such applicability is reasonably apparent on the face of such exception), dated as of the date hereof (the "Parent Schedule"), as follows:

     3.1  Organization and Qualification; Subsidiaries. Each of Parent and its
          ------------------------------
subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except where the failure to do so would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on Parent. Each of Parent and its subsidiaries is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on Parent. Each of Parent and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on Parent.

     3.2  Certificate of Incorporation and Bylaws. Parent has previously
          ---------------------------------------
furnished to Company complete and correct copies of its Certificate of Incorporation and Bylaws as amended to date (together, the "Parent Charter Documents"). Such Parent Charter Documents and equivalent organizational documents of each of its subsidiaries are in full force and effect. Parent is not in violation of any of the provisions of the Parent Charter Documents, and no subsidiary of Parent is in violation of any of its equivalent organizational documents.

     3.3  Capitalization.
          --------------

          (a) The authorized capital stock of Parent consists of (i) 100,000,000 shares of Parent Common Stock, par value $0.001 per share, and (ii) 5,000,000 shares of Preferred Stock, par value $0.001 per share (the "Parent Preferred Stock").

          (b) At the close of business on January 22, 2001, (i) 26,924,099 shares of Parent Common Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable; (ii) no shares of Parent Common Stock are held in the treasury of Parent or by its subsidiaries;
(iii) 4,585,707 shares of Parent Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Parent Common Stock under the Parent's 1986 Stock Option Plan, 1995 Long-Term Incentive Plan, 1994 Director Option Plan, 1993 Employee Stock Purchase Plan and 1999 Nonstatutory Stock Option Plan; (iv) 363,421 shares of Parent Common Stock were reserved for issuance upon the exercise of outstanding warrants to purchase Parent Common Stock. As of the date hereof, no shares of Parent Preferred Stock were issued or outstanding. Except as set forth in this Section 3.3(b), there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Parent or any of its subsidiaries is a party or by which it is bound obligating Parent or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock, partnership interests or similar ownership interests of Parent or any of its subsidiaries or obligating Parent or any of its subsidiaries to grant, extend, or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

          (c) The authorized stock of Merger Sub consists of 1,000 shares of common stock, par value $0.001 per share, all of which are duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights in respect thereof, and all of which are owned by Parent.

     3.4  Parent Common Stock. The Parent Common Stock to be issued pursuant to
          -------------------
the Merger has been duly authorized and will, when issued in accordance with this Agreement be validly issued, fully paid, and unassessable and will not be subject to any restrictions on resale under the Securities Act, other than restrictions imposed by Rule 145 under the Securities Act.

     3.5  Authority Relative to this Agreement. Each of Parent and Merger Sub
          ------------------------------------
has all necessary corporate power and authority to execute and deliver this Agreement and, in the case of Parent, the Option Agreement and, subject to obtaining the approval of the stockholders of Parent of the Share Issuance, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Parent and Merger Sub and of the Option Agreement by Parent and the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or on the part of Parent to authorize the Option Agreement, or to consummate the transactions so contemplated, subject only to the approval of the Share Issuance by Parent's stockholders and the filing and recordation of the Certificate of Merger as required by Delaware Law. Each of this

Agreement and the Option Agreement has been duly and validly executed and delivered by Parent and, in the case of this Agreement, Merger Sub and, assuming the due authorization, execution and delivery by Company, constitute legal and binding obligations of Parent and, in the case of this Agreement, Merger Sub, enforceable against Parent and Merger Sub in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     3.6  No Conflict; Required Filings and Consents.
          ------------------------------------------

          (a) The execution and delivery of this Agreement and the Option Agreement by each of Parent and Merger Sub do not, and the performance of this Agreement and the Option Agreement by each of Parent and Merger Sub will not,
(i) conflict with or violate the Parent Charter Documents or the equivalent organizational documents of any of Parent's subsidiaries; (ii) subject to obtaining the approval of Parent's stockholders of the Share Issuance and compliance with the requirements set forth in Section 3.6(b) below, conflict with, or result in any violation of, any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which either Parent or any of its subsidiaries or any of their respective properties is bound or affected; or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Parent's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a material lien or encumbrance on any of the properties or assets of Parent or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties are bound or affected.

          (b) The execution and delivery of this Agreement and the Option Agreement by each of Parent and Merger Sub do not, and the performance of this Agreement by each of Parent and Merger Sub will not, require any consent, waiver, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (A) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, HSR Approval, the rules and regulations of Nasdaq, state takeover laws and the filing and recordation of the Certificate of Merger as required by Delaware Law and (B) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected to have a Material Adverse Effect on Parent or a material adverse effect on the ability of Parent or Merger Sub to perform their respective obligations under this Agreement.

     3.7  SEC Filings; Financial Statements.
          ---------------------------------

          (a) Parent has made available to Company a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Parent with the SEC on or after December 31, 1999 (the "Parent SEC Reports"), which are all the forms, reports and documents required to be filed by Parent with the SEC since December 31, 1999. The Parent SEC

Reports (A) complied in all material respects as of their respective dates with the requirements of the Securities Act or the Exchange Act, as the case may be, and (B) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any reports or other documents with the SEC.

          (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q of the Exchange Act) and each fairly presents the consolidated financial position of Parent and its subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments that were not or are not expected to be material in amount.

          (c) Parent has previously furnished to Company a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act.

     3.8  No Undisclosed Liabilities. Neither Parent nor any of its subsidiaries
          --------------------------
has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent and its subsidiaries taken as a whole, except (i) liabilities provided for in Parent's balance sheet as of September 30, 2000, and (ii) liabilities incurred since September 30, 2000 in the ordinary and usual course of business, consistent with past practice, none of which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent.

     3.9  Absence of Certain Changes or Events. Since September 30, 2000, there
          ------------------------------------
has not been: (i) any Material Adverse Effect on Parent; (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Parent's or any of its subsidiaries' capital stock, or any purchase, redemption or other acquisition by Parent of any of Parent's capital stock or any other securities of Parent or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements; (iii) any split, combination or reclassification of any of Parent's or any of its subsidiaries' capital stock; (iv) any material change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in GAAP; or (v) any revaluation by Parent of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of the Parent other than in the ordinary course of business.

     3.10      Absence of Litigation. There are no claims, actions, suits or
               ---------------------
proceedings pending or, to the knowledge of Parent, threatened (or, to the knowledge of Parent, any governmental or regulatory investigation pending or threatened) against Parent or any of its subsidiaries or any properties or rights of Parent or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, except for any claims, actions, suits or proceedings which seek damages of less than $50,000, do not seek injunctive relief and do not challenge or seek to delay the transactions contemplated by this Agreement.

     3.11      Registration Statement; Joint Proxy Statement/Prospectus. None of
               --------------------------------------------------------
the information supplied or to be supplied by Parent for inclusion or incorporation by reference in (i) the S-4 will, at the time the S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; and (ii) the Joint Proxy Statement/Prospectus will, at the dates mailed to the stockholders of Company and of Parent, at the time of the Company Stockholders' Meeting, the time of the Parent Stockholders' Meeting and as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The S-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Company which is contained in any of the foregoing documents.

     3.12      Operations of Merger Sub. Merger Sub is a direct, wholly owned
               ------------------------
subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

     3.13      Brokers. Except for fees payable to UBS Warburg LLC, Parent has
               -------
not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     3.14      Intellectual Property. Parent owns each of the patents and patent
               ---------------------
applications referred to in Parent SEC Reports and, except as set forth in the Parent SEC Reports, (i) to the knowledge of Parent, Parent owns or possesses, or could obtain ownership or possession of (on terms not materially adverse to the consolidated financial position, stockholders' equity, or results of operations of Parent) adequate and enforceable rights to use all other Intellectual Property necessary for the conduct of its business, (ii) no claims are pending or, to the knowledge of Parent, threatened that Parent is infringing on or otherwise violating the rights of any person with regard to any Intellectual Property that, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect and Parent knows of no basis therefor, and (iii) to the knowledge of Parent, no person is infringing on or otherwise violating any right of Parent with respect to any Intellectual Property owned by or licensed to Parent.

     3.15      Opinion of Financial Advisor. Parent's Board of Directors has
               ----------------------------
received an opinion from UBS Warburg LLC, dated as of the date hereof to the effect that as of the date hereof the Exchange Ratio is fair to Parent from a financial point of view.

     3.16      Board Approval. The Board of Directors of Parent has, as of the
               --------------
date of this Agreement, (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and is fair to, and in the best interests of, Parent and its stockholders; (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement; and (iii) has determined to recommend that the stockholders of Parent approve the Share Issuance.

     3.17      Vote Required. The affirmative vote of a majority of the shares
               -------------
of Parent Common Stock that cast votes regarding the Share Issuance in person or by proxy at the Parent Stockholders' Meeting is the only vote of the holders of any class or series of Parent's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

                                  ARTICLE IV

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1       Conduct of Business by Company. During the period from the date
               ------------------------------
of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Company and each of its subsidiaries shall, except (i) as set forth in Section 4.1 of the Company Schedule, (ii) in connection with specific actions that Company is explicitly required to take pursuant to this Agreement or (iii) to the extent that Parent shall otherwise consent in writing (which consent shall not be unreasonably delayed), carry on its business, in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings.

     In addition, except (i) in connection with specific actions that Company is explicitly required to take pursuant to this Agreement, (ii) as set forth in
Section 4.1 of the Company Schedule or (iii) to the extent that Parent shall otherwise consent in writing (which consent shall not be unreasonably delayed), during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Company shall not do any of the following and shall not permit its subsidiaries to do any of the following:

               (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

     (b) Grant any severance or termination pay (cash, equity or otherwise) to any officer or employee, except (x) pursuant to written agreements outstanding, or policies existing, on the date hereof and (y) as previously disclosed in writing to Parent in the Company Schedule, or adopt any new severance plan;

     (c) Transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Company Intellectual Property that are material to the business of Company as currently conducted, or enter into grants to transfer or license to any person future patent rights other than in the ordinary course of business consistent with past practices, provided that in no event shall Company license on an exclusive basis or sell any Company Intellectual Property;

     (d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

     (e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Company or its subsidiaries, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

     (f) Issue, deliver, sell, authorize, pledge or otherwise encumber or propose any of the foregoing with respect to, any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than (x) the issuance, delivery and/or sale of shares of Company Common Stock pursuant to the exercise of stock options outstanding as of the date of this Agreement or granted pursuant to clause (y) hereof, and (y) the granting of stock options, in the ordinary course of business and consistent with past practices, to newly hired employees in an amount not to exceed options to purchase 100,000 shares in the aggregate;

     (g) Cause, permit or propose any amendments to the Company Charter Documents (or similar governing instruments of any of its subsidiaries);

     (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets or enter into any joint ventures, strategic partnerships or alliances in any case for any amount in excess of $250,000;

     (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets except sales of inventory in the ordinary course of business consistent with past practice, except for the sale, lease or disposition (other than through licensing) of property or assets which are not material, individually or in the aggregate, to the business of Company and its subsidiaries;

     (j) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Company, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than in connection with the financing of ordinary course trade payables consistent with past practice;

     (k) Adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will"), pay any special bonus or special remuneration (cash, equity or otherwise) to any director or employee (other than payments to non-officer employees in accordance with past practice), or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants (other than increases for non-officer employees or consultants in accordance with past practice);

     (l) (i) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, or liabilities recognized or disclosed in the most recent consolidated financial statements (or the notes thereto) of Company included in the Company SEC Reports or incurred since the date of such financial statements, or (ii) waive the benefits of, agree to modify in any manner, terminate, release any person from or fail to enforce any confidentiality or similar agreement to which Company or any of its subsidiaries is a party or of which Company or any of its subsidiaries is a beneficiary;

     (m) Make any individual or series of related payments outside of the ordinary course of business (including payments to financial, legal, accounting or other professional service advisors, other than reasonable payments to such professional service advisors in connection with the Merger and the transactions contemplated thereby) in excess of $200,000;

     (n) Except in the ordinary course of business consistent with past practice, modify, amend or terminate any material contract or agreement to which Company or any subsidiary thereof is a party or waive, delay the exercise of, release or assign any material rights or claims thereunder;

     (o) Except in the ordinary course of business consistent with past practice, enter into any material contracts, agreements, or obligations relating to the distribution, sale, license or marketing by third parties of Company's products or products licensed by Company;


     (p) Revalue any of its assets or, except as required by GAAP, make any change in accounting methods, principles or practices;

          (q) Incur or enter into any agreement, contract or commitment outside of the ordinary course of business in excess of $250,000 individually;

          (r) Intentionally take any action that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code, whether or not otherwise permitted by the provisions of this
Article IV, or fail to take any action reasonably necessary to cause the Merger to so qualify;

          (s) Make any tax election that, individually or in the aggregate, is reasonably likely to adversely affect in any material respect the tax liability or tax attributes of Company or any of its subsidiaries or settle or compromise any material income tax liability;

          (t) Make any loan, advance or capital contribution to or investment in any person (other than a subsidiary of Company) other than in the ordinary course of business consistent with past practice, but in no event in the amount (to persons other than subsidiaries) of more than $100,000 in the aggregate, and other than investments in cash equivalents made in the ordinary course of business consistent with past practice;

          (u) Modify or amend in any manner that is adverse to Company, or terminate, any confidentiality agreement entered into by Company or any subsidiary in the ordinary course of business, or release or waive any material rights for claims, or modify or amend in any manner adverse to Company, any confidentiality, standstill or similar agreements to which Company or any of its subsidiaries is a party;

          (v) Engage in any action with the intent to directly or indirectly adversely impact any of the transactions contemplated by this Agreement;


          (w) Agree in writing or otherwise to take any of the actions described in Section 4.1(a) through (v) above.

     4.2  Conduct of Business by Parent. During the period from the date of this
          -----------------------------
Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Parent shall not do any of the following, except to the extent that Company shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed), and shall not permit its subsidiaries to do any of the following:


          (a) Intentionally take any action that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code, whether or not otherwise permitted by the provisions of this
Article IV or fail to take any action reasonably necessary to cause the Merger to so qualify;

          (b) Declare, set aside or pay any dividends on or make any other distributions in cash or property in respect of any capital stock;

          (c) Cause, permit or propose any amendments to the Parent Charter Documents (or similar governing instruments of any of its subsidiaries), except as contemplated by this

Agreement, that would have an adverse effect on the rights of the holders of Parent Common Stock (including the Parent Common Stock to be issued in the Merger);

          (d) Revalue any of its assets or, except as required by GAAP, make any changes in accounting methods, principles or practices;

          (e) Agree in writing or otherwise to take any of the actions described in Section 4.2(a) through (d) above.


                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     5.1  Joint Proxy Statement/Prospectus; Registration Statement.
          --------------------------------------------------------

          (a) As promptly as practicable after the execution of this Agreement, Parent and Company shall jointly prepare and shall file with the SEC a document or documents that will constitute (i) the prospectus forming part of the registration statement on the S-4 and (ii) the Joint Proxy Statement/Prospectus. Each of the parties hereto shall use all reasonable efforts to cause the S-4 to become effective as promptly as practicable after the date hereof, and, prior to the effective date of the S-4, the parties hereto shall take all action required under any applicable Laws in connection with the issuance of shares of Parent Common Stock pursuant to the Merger. Parent or Company, as the case may be, shall furnish all information concerning Parent or Company as the other party may reasonably request in connection with such actions and the preparation of the S-4 and the Joint Proxy Statement/Prospectus. As promptly as practicable after the effective date of the S-4, the Joint Proxy Statement/Prospectus shall be mailed to the stockholders of Company and of Parent. Each of the parties hereto shall cause the Joint Proxy Statement/Prospectus to comply as to form and substance to such party in all material respects with the applicable requirements of (i) the Exchange Act, (ii) the Securities Act, and (iii) the rules and regulations of the Nasdaq. If at any time prior to the Effective Time, any event relating to Parent or Company or any of their respective affiliates, officers or directors should be discovered by Parent or Company, as the case may be, which should be set forth in an amendment to the S-4 or a supplement to the Joint Proxy Statement/Prospectus, Parent or Company, as the case may be, shall promptly inform the other.

          (b) The Joint Proxy Statement/Prospectus shall include (i) the approval of this Agreement and the Merger and the recommendation of the Board of Directors of Company to Company's stockholders that they vote in favor of approval of this Agreement and the Merger, subject to the right of the Board of Directors of the Company to withdraw its recommendation and recommend a Superior Proposal determined to be such in compliance with Section 5.4 of this Agreement and (ii) the opinion of Robertson Stephens Inc. referred to in Section 2.22; provided, however, that the Board of Directors of Company shall submit this
--------  -------
Agreement to Company's stockholders whether or not at any time subsequent to the date hereof such board determines that it can no longer make such recommendation. The Joint Proxy Statement/Prospectus shall also include (i) the approval of the Share Issuance and the recommendation of the Board of Directors of Parent to Parent's stockholders that they vote in favor of approval of the Share Issuance and (ii) the opinion of UBS Warburg LLC referred to in Section 3.8.

          (c) No amendment or supplement to the Joint Proxy Statement/Prospectus or the S-4 shall be made without the approval of Parent and Company, which approval shall not be unreasonably withheld or delayed. Each of the parties hereto shall advise the other parties hereto, promptly after it receives notice thereof, of the time when the S-4 has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Joint Proxy Statement/Prospectus or the S-4 or comments thereon and responses thereto or requests by the SEC for additional information.

     5.2  Stockholder Meetings. Company shall call and hold the Company
          --------------------
Stockholders' Meeting and Parent shall call and hold the Parent Stockholders' Meeting as promptly as practicable after the date hereof for the purpose of voting upon the approval of this Agreement and the Merger or the Share Issuance, as the case may be, pursuant to the Joint Proxy Statement/Prospectus, and Parent and Company shall use all reasonable efforts to hold the Parent Stockholders' Meeting and the Company Stockholders' Meeting on the same day and as soon as practicable after the date on which the S-4 becomes effective. Nothing herein shall prevent Company or Parent from adjourning or postponing the Company Stockholders' Meeting or the Parent Stockholders' Meeting, as the case may be, if there are insufficient shares of Company Common Stock or Parent Common Stock, as the case may be, necessary to conduct business at their respective meetings of the stockholders. Unless Company's Board of Directors has withdrawn its recommendation of this Agreement and the Merger in compliance with Section 5.4, Company shall use all reasonable best efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the Merger pursuant to the Joint Proxy Statement/Prospectus and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by Delaware Law or applicable stock exchange requirements to obtain such approval. Parent shall use all reasonable best efforts to solicit from its stockholders proxies in favor of the Share Issuance pursuant to the Joint Proxy Statement/Prospectus and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the Delaware Law or applicable stock exchange requirements to obtain such approval. Company shall call and hold the Company Stockholders' Meeting for the purpose of voting upon the approval of this Agreement and the Merger whether or not Company's Board of Directors at any time subsequent to the date hereof determines that this Agreement is no longer advisable or recommends that Company's stockholders reject it.

     5.3  Confidentiality; Access to Information.
          --------------------------------------

          (a) The parties acknowledge that Company and Parent have previously executed a Confidentiality Agreement, dated as of December 27, 2000 (the "Confidentiality Agreement"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

          (b) Each of the Company and Parent will afford the other and the other's accountants, counsel and other representatives reasonable access to its properties, books, records and personnel during the period prior to the Effective Time to obtain all information concerning its business as such other party may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 5.3 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     5.4  No Solicitation.
          ---------------

          (a) From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Article VII, Company and its subsidiaries will not, nor will they authorize or permit any of their respective officers, directors, controlled affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly, (i) solicit, initiate, induce or knowingly encourage the making, submission or announcement of any Acquisition Proposal (as defined below), (ii) participate in any discussions or negotiations with a third party regarding, or furnish to any person any information with respect to, or take any other action to knowingly facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, (iii) engage in discussions with any person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Transaction (as defined below); provided, however, that nothing
                                            --------  -------
contained in this Section 5.4 shall prohibit the Board of Directors of Company from (i) complying with Rule 14d-9 or 14e-2(a) promulgated under the Exchange Act or (ii) in response to an unsolicited, bona fide written Acquisition Proposal that Company's Board of Directors reasonably concludes constitutes a Superior Proposal (as defined below), engaging in discussions or participating in negotiations with and furnishing information to the party making such Acquisition Proposal and approving, endorsing or recommending such Acquisition Proposal and withdrawing its recommendation of this Agreement and the Merger to the extent (A) the Board of Directors of Company determines in good faith after consultation with its outside legal counsel (who may be Company's independent legal counsel acting with respect to this Agreement) its fiduciary obligations under applicable law require it to do so, (B) (x) at least three (3) (which shall include at least two (2) business days) days prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, such party, Company gives Parent written notice of Company's intention to furnish nonpublic information to, or enter into discussions or negotiations with, such party and (y) Company receives from such party an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such party by or on behalf of Company, and (C) contemporaneously with furnishing any such nonpublic information to such party, Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent). Company and its subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 5.4 by any officer, director, controlled affiliate or employee of Company or any of its subsidiaries or any investment banker, attorney or other advisor or representative of Company or any of its subsidiaries shall be deemed to be a breach of this Section 5.4 by Company.

          For purposes of this Agreement, (A) "Acquisition Proposal" shall mean any offer or proposal (other than an offer or proposal by Parent) relating to any Acquisition Transaction. For the purposes of this Agreement; (B) "Acquisition Transaction" shall mean any transaction or series of related transactions other than the transactions contemplated by this Agreement involving: (1) any acquisition or purchase from the Company by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 15% interest in the total outstanding voting securities of the Company or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 15% or more of the total outstanding voting securities of the Company or any of its subsidiaries or any merger, consolidation, business combination or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 85% of the equity interests in the surviving or resulting entity of such transaction; (2) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 15% of the assets of the Company; or (3) any liquidation, dissolution, recapitalization or other significant corporate reorganization of the Company; and (C) "Superior Proposal" shall mean an Acquisition Proposal with respect to which (x) Company's Board of Directors shall have reasonably determined (based upon the advice of Company's independent financial advisors) that the acquiring party is capable of consummating (including, if relevant, obtaining any necessary financing) the proposed Acquisition Transaction on the terms proposed, and (y) Company's Board of Directors shall have reasonably determined that the proposed Acquisition Transaction provides greater value to the stockholders of Company than the Merger (based upon the advice of Company's independent financial advisors).

          (b)  In addition to the obligations of Company set forth in paragraph
(a) of this Section 5.4, Company as promptly as practicable, and in any event within one (1) business day, shall advise Parent orally and in writing of any request for information which Company reasonably believes would lead to an Acquisition Proposal or of any Acquisition Proposal, or any inquiry with respect to or which Company reasonably should believe would lead to any Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the person or group making any such request, Acquisition Proposal or inquiry. Company will keep Parent informed in all material respects of the status and details (including material amendments or proposed amendments) of any such request, Acquisition Proposal or inquiry. In addition to the foregoing, Company shall (i) provide Parent with at least one
(1) business day prior notice (or such lesser prior notice as provided to the members of Company's Board of Directors but in no event less than eight (8) hours) of any meeting of Company's Board of Directors at which Company's Board of Directors is reasonably expected to consider an Acquisition Proposal and (ii) provide Parent with at least two (2) business days prior written notice of a meeting of Company's Board of Directors at which Company's Board of Directors is reasonably expected to recommend a Superior Proposal to its stockholders and together with such notice a copy of the definitive documentation relating to such Superior Proposal.

     5.5  Public Disclosure. Parent and Company will consult with each other
          -----------------
and agree before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement or an Acquisition Proposal and will not issue any such press release or make any such public statement prior to such agreement, except as may be required by law or any listing agreement with a national securities exchange, in which case reasonable efforts to consult with the other party will be made prior to any such release or public statement. The parties have agreed to the text of the joint press release announcing the signing of this Agreement.

     5.6  Reasonable Efforts; Notification.
          --------------------------------

          (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement, the Company Voting Agreements, the Option Agreement or any of the transactions contemplated hereby and thereby, use commercially reasonable efforts to ensure that the Merger, this Agreement, the Company Voting Agreements, the Option Agreement and the other transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement, the Company Voting Agreements, the Option Agreement and the transactions contemplated hereby and thereby. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Parent or Company or any subsidiary or affiliate thereof to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

          (b) Company shall give prompt notice to Parent of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate, or any failure of Company to comply with or satisfy in any respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in
Section 6.3(a) or 6.3(b) would not be satisfied; provided, however, that no such
                                                 --------  -------
notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

          (c) Parent shall give prompt notice to Company of any representation or warranty made by it or Merger Sub contained in this Agreement becoming untrue or inaccurate, or any failure of Parent or Merger Sub to comply with or satisfy in any respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 6.2(a) or 6.2(b) would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     5.7  Third Party Consents. As soon as practicable following the date
          --------------------
hereof, Parent and Company will each use commercially reasonable efforts to obtain any consents, waivers and approvals under any of its or its subsidiaries' respective agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

     5.8  Stock Options; 401(k) Plan; Employee Benefit Matters.
          -----------------------------------------------------

          (a) At the Effective Time, Parent shall assume all options to purchase Common Stock issued by the Company pursuant to the Company Option Plans, whether vested or unvested and whether exercisable or unexercisable, provided, however, that no option shall be assumed if, as of immediately prior to the Effective Time, the exercise price per share is $14.87 or greater (each a "Company Option"). The Company's repurchase right with respect to any unvested shares acquired by the exercise of Company Options shall be assigned to Parent by virtue of the Merger and without any further action on the part of the Company or the holder of the outstanding Company Option. Immediately after the Effective Time, each Company Option outstanding immediately prior to the Effective Time shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Option at the Effective Time, such number of shares of Parent Common Stock as is equal to the number of shares of Company Common Stock subject to the unexercised portion of such option multiplied by the Exchange Ratio, rounded down to the nearest whole number. The exercise price per share of each such assumed Company Option shall be equal to the exercise price of such option immediately prior to the Effective Time divided by the Exchange Ratio, rounded up to the nearest whole cent. The term, vesting schedule, status as an "incentive stock option" under Section 422 of the Code, if applicable, and all of the other terms of the Company Options shall otherwise remain unchanged. It is the intention of the parties that the Company Options so assumed by Parent qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent such Company Options qualified as incentive stock options prior to the Effective Time. Within 30 business days after the Effective Time, Parent will issue to each person who, immediately prior to the Effective Time, was a holder of a Company Option assumed by Parent a document evidencing the foregoing assumption of such option by Parent.

          (b)  401(k) Plans. Effective as of the day immediately preceding the
               ------------
Closing Date, the Company and its Affiliates, as applicable, shall each terminate any and all plans intended to include a Code Section 401(k) arrangement (unless Parent provides written notice to the Company that such 401(k) plan(s) shall not be terminated). Unless Parent provides such written notice to the Company, no later than five business days prior to the Closing Date, the Company shall provide

Parent with evidence that such 401(k) plan(s) have been terminated (effective as of the day immediately preceding the Closing Date) pursuant to resolutions of the Company's Board of Directors. The form and substance of such resolutions shall be subject to review and approval of Parent. The Company also shall take such other actions in furtherance of terminating such 401(k) Plan(s) as Parent may reasonably require.

          (c)  ESPP. The rights of participants in the Company ESPP with respect
               ----
to any offering then underway under the Company ESPP shall be determined by treating the last business day prior to the Effective Time as the last day of such offering and by making such other pro rata adjustments as may be necessary to reflect the shortened offering but otherwise treating such shortened offering as a fully effective and completed offering for all purposes under the Company ESPP. Outstanding rights to purchase shares of Company Common Stock shall be exercised in accordance with Section 13(b) of the Company ESPP, and each share of Company Common Stock purchased pursuant to such exercise shall by virtue of the Merger, and without any action on the part of the holder thereof, be converted into the right to receive a number of shares of Parent Common Stock equal to the Exchange Ratio, without issuance of certificates representing issued and outstanding shares of Company Common Stock to participants under the Company ESPP. As of the Effective Time, the Company ESPP shall be terminated. Prior to the Effective Time, Company shall (i) provide Parent with evidence that the Company ESPP has been terminated pursuant to resolutions of Company's Board of Directors; the form and substance of such resolutions shall be subject to prior review and approval of Parent and (ii) take such other actions (including, but not limited to, if appropriate, amending the Company ESPP) that are necessary to give effect to the transaction contemplated by this Section 5.8(c). Employees of Company who become employees of Parent shall be eligible to participate in the employee stock purchase plan of Parent (the "Parent ESPP") (subject to such plan's terms and conditions) at a special offering period beginning at the Effective Time.

          (d)  Employee Benefit Matters. All employees of Company shall continue
               ------------------------
on their existing benefit plans until such time as, in Parent's sole discretion, an orderly transition can be accomplished to employee benefit plans and programs maintained by Parent for its and its affiliates' employees. Parent shall take such reasonable actions, to the extent permitted by Parent's benefits programs, as are necessary to allow eligible employees of Company to participate in the health, welfare and other employee benefits (it being understood that equity incentive plans and tax qualified plans are not considered employee benefits) programs of Parent or alternative benefits programs that are, in the aggregate, substantially similar to those applicable to employees of Parent in similar functions and positions on similar terms. Pending such action, Parent shall maintain the effectiveness of Company's benefit plans.

     5.9  Form S-8. Parent agrees to file, if available for use by Parent, a
          --------
registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Stock Options within thirty (30) days following the Closing.

     5.10 Indemnification.
          ---------------

          (a) From and after the Effective Time, Parent will cause to be maintained in effect in all respects the current obligations of Company pursuant to any indemnification agreements between Company and its directors and officers in effect immediately prior to the Effective Time and any indemnification provisions under the Company Charter Documents as in effect on the date hereof. The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the indemnified parties thereunder (the "Indemnified Parties") as those contained in the Company Charter Documents as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of the Indemnified Parties, unless such modification is required by law.

          (b) For a period of six (6) years after the Effective Time, Parent will cause the Surviving Corporation to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms comparable to those applicable to the current directors and officers of the Company; provided, however, that in no event will Parent or the
                         --------  -------
Surviving Corporation be required to expend an annual premium for such coverage in excess of 150% of the annual premium currently paid by the Company, it being understood that Parent shall nevertheless be obligated to provide such coverage as may be obtained for such 150% amount.

          (c) This Section 5.10 is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties, their heirs and personal representatives and shall be binding on the Surviving Corporation and its respective successors and assigns. In the event Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all its properties and assets to any person, then, and in each case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, honor the indemnification obligations set forth in this Section 5.10.

     5.11 Nasdaq Listing. Parent agrees to authorize for listing on Nasdaq the
          --------------
shares of Parent Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance.

     5.12 Affiliates. Set forth in Section 5.12 of the Company Schedule is a
          ----------
list of those persons who may be deemed to be, in Company's reasonable judgment, affiliates of Company within the meaning of Rule 145 promulgated under the Securities Act (each, a "Company Affiliate"). Company will provide Parent with such information and documents as Parent reasonably requests for purposes of reviewing such list. Company will use its commercially reasonable efforts to deliver or cause to be delivered to Parent, as promptly as practicable on or following the date hereof, from each Company Affiliate an executed affiliate agreement in substantially the form attached hereto as Exhibit F (the "Company
                                                       ---------
Affiliate Agreement"). Parent will be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by a Company Affiliate pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of the Company Affiliate Agreement.

     5.13 Regulatory Filings; Reasonable Efforts. As soon as may be reasonably
          --------------------------------------
practicable, Company and Parent each shall file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties. Company and Parent each shall promptly (a) supply the other with any information which may be required in order to effectuate such filings and (b) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate; provided,
                                                                    --------
however, that Parent shall not be required to agree to any divestiture by Parent
-------
or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or of the Company, its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock (assuming for purposes of determining materiality in this Section 5.13 that the Merger shall have been effected).

     5.14 Parent Board of Directors. The Board of Directors of Parent will take
          -------------------------
all actions necessary such that one member of Company's Board of Directors reasonably acceptable to Parent (which initially shall be Alan Lefkof, provided that he has executed an employment agreement with Parent which shall be in full force and effect as of the Effective Time), shall be appointed as a director and co-Chairman of Parent's Board of Directors as of the Effective Time with a term expiring at the next annual meeting of Parent's stockholders after such appointment.

     5.15 Obligations of Merger Sub. Parent shall take all action necessary to
          -------------------------
cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

                                  ARTICLE VI

                           CONDITIONS TO THE MERGER

     6.1  Conditions to Obligations of Each Party to Effect the Merger. The
          ------------------------------------------------------------
respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

          (a)  Stockholder Approvals. This Agreement shall have been approved
               ---------------------
and adopted, and the Merger shall have been duly approved, by the requisite vote under applicable law, by the stockholders of Company. The Share Issuance shall have been approved by the requisite vote under applicable Nasdaq rules by the stockholders of Parent.

          (b)  Registration Statement Effective; Joint Proxy Statement. The SEC
               -------------------------------------------------------
shall have declared the S-4 effective. No stop order suspending the effectiveness of the S-4 or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Joint Proxy Statement/Prospectus, shall have been initiated or threatened in writing by the SEC.

          (c)  No Order; HSR Act. No Governmental Entity shall have enacted,
               ------------------
issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early and all material foreign antitrust approvals required to be obtained prior to the Merger in connection with the transactions contemplated hereby shall have been obtained.

          (d)  Tax Opinions. Parent and Company shall each have received written
               ------------
opinions from their respective tax counsel (Wilson Sonsini Goodrich & Rosati, Professional Corporation, and Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, respectively), in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and such opinions shall not have been withdrawn; provided, however, that if the counsel to either Parent or Company
           --------  -------
does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to such party if counsel to the other party renders such opinion to such party. The parties to this Agreement agree to make such reasonable representations as requested by such counsel for the purpose of rendering such opinions.

          (e)  Nasdaq Listing. The shares of Parent Common Stock issuable to the
               --------------
stockholders of Company pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on Nasdaq upon official notice of issuance.

     6.2  Additional Conditions to Obligations of Company. The obligation of
          -----------------------------------------------
Company to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Company:

          (a)  Representations and Warranties. Each representation and warranty
               ------------------------------
of Parent and Merger Sub contained in this Agreement (i) shall have been true and correct in all respects as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date except, in the case of clauses (i) and (ii), (A) for such failures to be true and correct that do not in the aggregate constitute a Material Adverse Effect on Parent and Merger Sub, or, with respect to representations and warranties contained in Sections 3.3, 3.16 and 3.17, that are not material, and (B) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct (subject to the qualifications set forth in the preceding clause
(A)) as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Parent Schedule made or purported to have been made after the date of this Agreement shall be disregarded). Company shall have received a certificate with respect to the foregoing signed on behalf of Parent by an authorized officer of Parent.

          (b)  Agreements and Covenants. Parent and Merger Sub shall have
               ------------------------
performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and Company shall have received a certificate to such effect signed on behalf of Parent by an authorized officer of Parent.

          (c)  No Parent Material Adverse Effect. No Material Adverse Effect on
               ---------------------------------
Parent shall have occurred from the date of this Agreement. Company shall have received a certificate with respect to the foregoing signed on behalf of Parent by the Chief Executive Officer of Parent.

          (d)  Election of Director. The Board of Directors of Parent shall have
               --------------------
elected Alan Lefkof as a director and co-Chairman of the Board of Directors of Parent contingent upon, and effective as of, the Closing; provided, however,
                                                          --------  -------
that the conditions set forth in Section 5.14 are satisfied.

     6.3  Additional Conditions to the Obligations of Parent and Merger Sub. The
          -----------------------------------------------------------------
obligations of Parent and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by
Parent:

          (a)  Representations and Warranties. Each representation and warranty
               ------------------------------
of Company contained in this Agreement (i) shall have been true and correct in all respects as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date except, in the case of clauses (i) and (ii), (A) for such failures to be true and correct that do not in the aggregate constitute a Material Adverse Effect on the Company or, with respect to representations and warranties contained in Sections 2.3, 2.23, 2.24 and 2.25, that are not material, and (B) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct (subject to the qualifications set forth in the preceding clause (A)) as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Company Schedule made or purported to have been made after the date of this Agreement shall be disregarded). Parent shall have received a certificate with respect to the foregoing signed on behalf of Company by an authorized officer of Company.

          (b)  Agreements and Covenants. Company shall have performed or
               ------------------------
complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Parent shall have received a certificate to such effect signed on behalf of Company by the Chief Executive Officer of Company.

          (c)  Other Agreements. The Option Agreement shall remain in full force
               ----------------
and effect, and the Employment Agreements by and among Parent, Company and at least three (3) of the following four (4) officers, Alan Lefkof, Michael Trupiano, David Kadish and Thomas Skoulis, which three (3) shall include both Alan Lefkof and Michael Trupiano, shall remain in full force and effect unless due to death or disability.

          (d)  No Company Material Adverse Effect. No Material Adverse Effect on
               ----------------------------------
Company shall have occurred from the date of this Agreement. Parent shall have received a certificate with respect to the foregoing signed on behalf of Company by the Chief Executive Officer of Company.

          (e)  Consents. Company shall have obtained the consents, waivers and
               --------
approvals required in connection with the consummation of the transactions contemplated hereby in connection with the agreements, contracts, licenses or leases set forth on Section 6.3(e) of the Company Schedule.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

     7.1  Termination. This Agreement may be terminated at any time prior to the
          -----------
Effective Time, whether before or after the requisite approval of the stockholders of Company:

          (a) by mutual written consent duly authorized by the Boards of Directors of Parent and Company;

          (b) by either Company or Parent if the Merger shall not have been consummated by June 30, 2001 for any reason; provided, however, that the right
                                             --------  -------
to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes (i) a material breach of this Agreement or
(ii) a material acquisition or proposed acquisition by Parent;

          (c) by either Company or Parent if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

          (d) by either Company or Parent if (i) the required approval of the stockholders of Company contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a meeting of Company stockholders duly convened therefor or at any adjournment therefor or
(ii) the required approval by the stockholders of Parent of the Share Issuance required under applicable Nasdaq rules shall not have been obtained by reason of the failure to obtain the required vote at a meeting of Parent stockholders duly convened therefor or at any adjournment thereof;

          (e) by Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such
                                                     --------
inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent, then Company may not terminate this Agreement under this Section 7.1(e) for so long as Parent continues to exercise best efforts to cure such breach;

               (f) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of Company set forth in this Agreement, or if any representation or warranty of Company shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or
     Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Company's representations and
     --------
     warranties or breach by Company is curable by Company, then Parent may not terminate this Agreement under this Section 7.1(f) for so long as Company continues to exercise best efforts to cure such breach; or

               (g) by Parent, if (i) the Board of Directors of Company withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to Parent or its stockholders, (ii) the Board of Directors of Company shall have recommended to the stockholders of Company an Acquisition Proposal, (iii) the Company fails to comply with Section 5.4 in all material respects, (iv) an Acquisition Proposal shall have been announced or otherwise become publicly known and the Board of Directors of Company shall have (A) failed to recommend against acceptance of such by its stockholders (including by taking no position, or indicating its inability to take a position, with respect to the acceptance by its stockholders of an Acquisition Proposal involving a tender offer or exchange offer) or (B) failed to reconfirm its approval and recommendation of this Agreement and the transactions contemplated hereby within five business days thereafter, or (v) the Board of Directors of Company resolves to take any of the actions described above.

          7.2  Notice of Termination; Effect of Termination.  Any termination of
               --------------------------------------------
     this Agreement under Section 7.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto (or such later time as may be required by Section 7.1). In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 7.2, Section 5.3(a), Section 7.3 and Article VIII, each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for fraud in connection with, or any willful breach of, this Agreement.

          7.3  Fees and Expenses.
               -----------------

               (a)  General.  Except as set forth in this Section 7.3, all fees
                    -------
     and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated; provided, however, that
                                                        --------  -------
     Parent and Company shall share equally all fees and expenses, other than attorneys' and accountants fees and expenses, incurred (i) in relation to the printing and filing of the Joint Proxy Statement/ Prospectus (including any preliminary materials related thereto) and the S-4 (including financial statements and exhibits) and any amendments or supplements thereto or (ii) for the premerger notification and report forms under the HSR Act.

               (b)  Termination Fee.
                    ---------------

                    (i) In the event that (A) Parent shall terminate this Agreement pursuant to Section 7.1(g), or (B) this Agreement shall be terminated (x) pursuant to Section 7.1(b) or (y) pursuant to Section 7.1(d)(i) and (1) at or prior to such termination, there shall exist or have been publicly proposed a bona fide Acquisition Proposal relating to a Company Acquisition with a person or group reasonably capable of consummating a Company Acquisition and (2) within 12 months after such termination, Company shall enter into a definitive agreement with respect to any Company Acquisition or any Company Acquisition shall be consummated, then, in the case of clause (A), promptly after such termination, or in the case of clause (B), concurrently with the execution of a definitive agreement with respect to, or the consummation of, as applicable, such Company Acquisition, Company shall pay to Parent $6.7 million in cash (the "Termination Fee").

                    (ii) The Company acknowledges that the agreements contained in this Section 7.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails to pay in a timely manner the amounts due pursuant to this Section 7.3(b) and, in order to obtain such payment, Parent makes a claim that results in a judgment against the Company for the amounts set forth in this Section 7.3(b), the Company shall pay to Parent its costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 7.3(b) at the prime rate of Citibank N.A. in effect on the date such payment was required to be made. Payment of the fees described in this Section 7.3(b) shall not be in lieu of damages incurred in the event of breach of this Agreement. For the purposes of this Agreement, "Company Acquisition" shall mean any of the following transactions (other than the transactions contemplated by this Agreement): (A) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 60% of the aggregate equity interests in the surviving or resulting entity of such transaction, (B) a sale or other disposition by the Company of assets representing in excess of 40% of the aggregate fair market value of the Company's business immediately prior to such sale or (C) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by the Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 40% of the voting power of the then outstanding shares of capital stock of the Company.

          7.4  Amendment.  Subject to applicable law, this Agreement may be
               ---------
     amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and Company.

          7.5  Extension; Waiver.  At any time prior to the Effective Time, any
               -----------------
party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                 ARTICLE VIII

                              GENERAL PROVISIONS

     8.1  Survival of Representations and Warranties.  The representations and
          ------------------------------------------
warranties of Company, Parent and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

     8.2  Notices.  All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) or by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

          (a)  if to Parent or Merger Sub, to:

               Proxim, Inc.
               510 DeGuigne Drive
               Sunnyvale, California 94085
               Attention: David C. King

               Telephone: (408) 731-2700
               Telecopy: (408) 731-3670

               with a copy to:

               Wilson Sonsini Goodrich & Rosati
               Professional Corporation
               650 Page Mill Road
               Palo Alto, California 94304
               Attention: Robert G. Day
               Telecopy No.: (650) 493-6811

               and to:

               Wilson Sonsini Goodrich & Rosati
               Professional Corporation
               One Market
               Spear Tower, Suite 3300
               San Francisco, California 94105
               Attention: Steve L. Camahort
               Telecopy No.: (415) 947-2099

          (b)  if to Company, to:

               Netopia, Inc.
               2470 Mariner Square Loop
               Alameda, California 98501
               Attention:  Alan B. Lefkof

               Telephone: (510) 814-5100
               Telecopy: (510) 814-5271

               with a copy to:

               Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 155 Constitution Drive
               Menlo Park, California 94025
               Attention: Christopher D. Dillon
                          Gregory K. Miller
               Telecopy No.: (650) 321-2800

     8.3  Interpretation; Definitions.
          ---------------------------

          (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

          (b)  For purposes of this Agreement:

               (i) the term "knowledge" means with respect to a party hereto, with respect to any matter in question, actual knowledge of the executive officers of such party after reasonable inquiry;

               (ii) the term "Material Adverse Effect" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect that is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, financial condition, capitalization, or results of operations of such entity and its subsidiaries taken as a whole; provided,
                                                                    --------
however, that in no event shall (A) a decrease in such entity's stock price or
-------
the failure to meet or exceed Wall Street research analysts' or such entity's internal earnings or other estimates or projections in and of itself constitute a Material Adverse Effect or (B) any change, event, violation, inaccuracy, circumstance or effect that such entity successfully bears the burden of proving results from (x) changes affecting the industry in which such entity operates generally (which changes do not disproportionately affect such entity) or (y) changes affecting the United States economy generally, constitute a Material Adverse Effect; provided
                                                                     --------
     further, that in no event shall the following be taken into account in
     -------
     determining whether there has been or will be a Material Adverse Effect:
     (1) any adverse change, effect, event, occurrence, state of facts or development to the extent primarily and directly attributable to the announcement or pendency of the Merger (including any cancellations of or delays in customer orders, any reductions in sales, any disruption in supplier, distributor, partner or similar relationships or any loss of employees that is so attributable), provided, however, that the party
                                         --------  -------
     claiming that such change, effect, event, occurrence, state of fact or development does not constitute a Material Adverse Effect shall bear the burden of showing that it is primarily and directly attributable to the announcement or pendency of the Merger, or (2) any litigation commenced or threatened against Company or Parent or any member of the Board of Directors of Company or Parent in respect of this Agreement; and

               (iii) the term "person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

     8.4  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     8.5  Entire Agreement; Third Party Beneficiaries.  This Agreement and the
          -------------------------------------------
documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Schedule and the Parent Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder, except as specifically provided in
Section 5.10.

     8.6  Severability.  In the event that any provision of this Agreement, or
          ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     8.7  Other Remedies; Specific Performance.  Except as otherwise provided
          ------------------------------------
herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     8.8  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

     8.9  Rules of Construction.  The parties hereto agree that they have been
          ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     8.10 Assignment.  No party may assign either this Agreement or any of its
          ----------
rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.


                 [Remainder of Page Intentionally Left Blank]

                                     *****

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

                                    PROXIM, INC.


                                    By: /s/ Keith E. Glover
                                        -------------------------------------
                                    Name: Keith E. Glover
                                          -----------------------------------
                                    Title: VP & Chief Financial Officer
                                           ----------------------------------

                                    ALK ACQUISITION CORP.


                                    By: /s/ Keith E. Glover
                                        -------------------------------------
                                    Name: Keith E. Glover
                                          -----------------------------------
                                    Title: VP & Chief Financial Officer
                                           ----------------------------------

                                    NETOPIA, INC.


                                    By: /s/ Alan B. Lefkof
                                        ----------------------------------------
                                    Name: Alan B. Lefkof
                                          --------------------------------------
                                    Title: President and Chief Executive Officer
                                           -------------------------------------


      [Signature Page of Agreement and Plan of Merger and Reorganization]